Exhibit 10.18

Purchase Money Promissory Note

$674,900

Effective Date: May 24, 2021

SECTION 1. General. Andrew “Andy” Shape (the “Borrower”), an individual having an address at 7 Sayles Road, Hingham, MA 02043, for value received, hereby promises to pay to the order of Andrew Stranberg, an individual, and his heirs or assigns (the “Holder”), the principal sum of SIX HUNDRED SEVENTY-FOUR THOUSAND NINE HUNDRED AND 00/100 DOLLARS ($674,900), together with interest as provided below. Interest on the unpaid principal balance of this purchase money promissory note (this “Note”) shall accrue based on a 360-day year from the date hereof until this Note shall be paid in full, at a simple rate of interest equal to two percent (2.00%) per annum.

SECTION 2. Payment and Prepayment. Payments of principal and interest shall be made in United States currency which shall be legal tender for the payment of public and private debts at the time of payment. Such payments shall be made to the Holder at 2345 Lake Avenue, Miami Beach, FL 33140, or at such other place as the Holder shall designate in writing to the Borrower. The Borrower at its option may at any time prepay this Note and the interest accrued hereon, in whole or in part, without penalty or premium. The principal hereof shall be payable as follows:

(a)	The outstanding principal amount of this Note shall be due and payable on May 24, 2024, which is three (3) years from the Effective Date. Notwithstanding the foregoing, the principal amount hereof and accrued, but unpaid interest thereon, shall be prepaid as follows: One-third (1/3) of the net proceeds of any sales the Collateral (as defined herein), shall be used to pay down the principal amount and accrued, but unpaid interest thereon.

(b)	All accrued and unpaid interest hereon shall be due and payable on any other date on which principal is paid as herein provided. In addition, the entire outstanding principal amount hereof and all accrued and unpaid interest thereon shall become due and payable upon the occurrence and during the continuance of an Event of Default (as defined herein).

SECTION 3. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a)	Borrower breaches any of the terms and provisions of this Note or any other promissory note of Borrower in favor of Holder, including the failure to pay interest, charges or other amounts due and payable hereunder or under any such other promissory note and fails to cure any such breach within 5 days thereof; or

(b)	If the Borrower shall (a) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (b) make an assignment for the benefit of his creditors; (c) consent to the appointment of a receiver of self or of the whole or any substantial part of his property; or (d) on a petition in bankruptcy filed against him, be adjudicated a bankrupt.

SECTION 4. Security. This Note is being delivered to the Holder as payment for the purchase price for 3,400,000 shares of Common Stock of the Company (the “Collateral”) being acquired by the Borrower from the Holder and is secured by the Collateral as described below. To secure the prompt repayment of each and all of the obligations of the Borrower hereunder to the Holder and its assigns, the Borrower hereby pledges, grants, assigns and transfers to the Holder and its assigns a continuing lien on and security interest in and to all of the Collateral.

(a)	The Borrower’s grant of such security interests to the Holder shall secure the payment and performance of the indebtedness, obligations and liabilities of the Borrower to the Holder of every kind and description, direct and indirect, absolute and contingent, due or to become due, now existing or hereafter arising, that relate to this Note and the rights and remedies created hereunder, and all legal and other professional fees incurred in connection with any of the foregoing. The security interest granted to the Holder hereunder shall be prior to all other interests in the Collateral.

(b)	The Borrower hereby agrees that the Holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect from time to time in the State of Nevada. The Borrower agrees that at any time, and from time to time, at the request of the Holder, the Borrower shall execute and deliver (or cause to be executed and delivered) any and all such further instruments and/or documents (including without limitation, UCC-1 financing statements) as the Holder may consider reasonably necessary or desirable in order to effectuate, complete, perfect or preserve and maintain the lien created hereby. Upon any failure by the Borrower to do so, the Holder may make, execute, record, file, re-record or refile any and all such instruments and documents for and in the name of the Borrower; the Borrower hereby irrevocably appoints the Holder as the agent and attorney-in-fact of the Borrower to do so; and the Borrower shall reimburse the Holder, on demand, for all costs and expenses incurred by the Holder in connection therewith, such amount being added to the indebtedness arising under this Note.

(c)	The security interest created hereunder shall terminate upon the payment in full by the Borrower to the Holder of any and all indebtedness, obligations and liabilities arising from, or in any way related to, the Note.

For the avoidance of doubt, subject to the transfer restrictions set forth in the agreement pursuant to which the Borrower acquired the Collateral, the Borrower may sell the collateral at prevailing market prices so long as such portion of the sale proceeds as is required hereunder is used to repay this Note. In order to permit the Borrower to make sales of the Collateral from time to time at market prices as contemplated, Holder is not currently perfecting its security interest in the Collateral. Although the security interest created hereunder may not be currently perfected, Borrower understands that any breach of this Section 4 would constitute an event of default and agrees that at any time upon the written request of the Holder, Borrower shall take such action as may be required to assist the Holder in perfecting the security interest contemplated hereby, including, without limitation, delivering to the Holder a stock certificate evidencing the Collateral and a stock power executed by the Borrower in blank.

SECTION 5. Replacement of this Note. Upon receipt by the Borrower of evidence reasonably satisfactory to him of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to the Borrower, and (in case of mutilation) upon surrender and cancellation of this Note, and upon reimbursement to the Borrower of all reasonable expenses incidental thereto, the Borrower shall make and deliver a new Note of like tenor in lieu of this Note.

SECTION 6. Collection Costs.

(a)	In addition to all other sums payable under this Note, the Borrower shall pay on demand all costs and expenses (including attorneys’ fees and expenses and court costs) incurred by the Holder in collecting or enforcing this Note.

(b)	If a judgment is entered hereunder (which judgment may include principal, interest, costs and expenses), the amount thereof shall bear interest from the date of entry of the judgment at the rate provided in Section 1, plus three (3) percentage points, or statutory rate of interest on judgments, whichever is greater.

SECTION 7. Waivers; Severability; Headings.

(a)	No delay or omission by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise of such power or right or of any other power or right hereunder or otherwise; and no waiver, modification, amendment, extension, discharge or other alteration of this Note or of any covenant, agreement, term or condition contained herein shall be valid unless set forth in a writing signed by the Holder, and such alteration shall then be valid only to the extent expressly set forth in such writing.

(b)	Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c)	The headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

SECTION 8. Successors and Assigns. The Borrower shall not transfer or assign any obligation represented by this Note without the prior written consent of the Holder. All covenants and agreements contained in this Note by or on behalf of the Borrower shall bind its successors and assigns. All powers, rights and remedies granted hereunder to the Holder shall inure to the benefit of its successors and assigns.

SECTION 9. Notices. All notices or other communications hereunder shall be given in writing, by first class mail, postage prepaid, to the Holder at the place then designated for the making of payments hereunder or the Borrower at his address first set forth above.

SECTION 10. Governing Law; Submission to Jurisdiction. This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts without giving effect to the choice of law principles thereof. The Borrower hereby agrees that any suit, action or proceeding instituted against it with respect to this Note may be brought in any court of competent jurisdiction located in the Commonwealth of Massachusetts and by the execution and delivery of this Note the Borrower irrevocably waives (whether it now has or hereafter acquires it) any objection to (or any right of immunity on the ground of) venue, the convenience of the forum, the jurisdiction of such courts or the execution of judgments resulting therefrom, and it irrevocably accepts and submits to the jurisdiction of the aforesaid courts in any suit, action or proceeding.

SECTION 11. Events of Default; Acceleration of Maturity. Upon or after the occurrence and during the continuance of an Event of Default, the Holder shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and, without limitation, are hereby authorized and empowered to sell, assign, or deliver, in a commercially reasonable manner, all or any part of the a first-priority security interest (the “Pledged Interest”) at public or private sale, either for cash or on credit or by credit bid, without assumption of any credit risk, without demand or adjustment (unless otherwise required by law) in accordance with applicable law, including securities laws.  In the event of such sale, the Holder shall deduct from the proceeds of the sale all reasonable costs and expenses of every kind paid or incurred by it in enforcing the security interest in the Pledged Interest created hereunder.  Thereafter, the Holder shall apply the remaining proceeds of any such sale to the payment or reduction, either in whole or in part, of the obligations, until such time as the obligations have been fully paid, returning the surplus, if any, to the Borrower (subject to the rights of third parties).  The Holder shall not incur any liability as a result of any private sale of the Pledged Interest that is conducted in a commercially reasonable manner, upon reasonable notice to the Borrower and in accordance with applicable law during the continuance of an Event of Default.  So long as any sale is made in a commercially reasonable manner and in accordance with applicable law during the continuance of an Event of Default, the Borrower hereby waives any claims which may arise by reason of the fact that the price at which the Pledged Interest is sold at private sale is less than the price which would have been obtained at a public sale or sales or is less than the amount of the obligations, even if the Holder accepts the first offer received or makes the only offer or does not offer the Pledged Interest to more than one offeree (including itself).

SECTION 12. Suits for Enforcement. In case any one or more of the Events of Default shall have occurred and be continuing, the Holder may proceed to protect and enforce rights of the Holder either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement in this Note or in aid of the exercise of any power granted in this Note, including without limitation, possession or foreclosure on the Collateral securing this Note, or the Holder may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Holder.

SECTION 13. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 14. Remedies Not Waived. No course of dealing between the Borrower and the Holder and no delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder.

SECTION 15. Notice of Action of Claimed Defaults. If a holder of other obligations of the Borrower shall give any notice of a claimed default or event of default (as those terms may be defined in the relevant documentation) or shall take any other action with respect to a claimed default or event of default, immediately upon obtaining knowledge thereof, the Borrower shall give the Holder written notice specifying such action and the nature and status of the claimed default or event of default.

/s/ Andy Shape
Andrew “Andy” Shape

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